As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	16-0959303
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
130 Commerce Way
East Aurora, New York 14052
(716) 805-1599
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2017 Long Term Incentive Plan
(Full title of the plan)

Nancy L. Hedges
Vice President and Chief Financial Officer
Astronics Corporation
130 Commerce Way
East Aurora, New York 14052
(716) 805-1599
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
    This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Astronics Corporation (the “Registrant”) to cover the additional 650,000 shares of the Registrant’s common stock, par value $0.01 per share, or shares of the Registrant’s Class B common stock, par value $0.01 per share (collectively, the “Shares”), authorized for issuance under the Registrant’s Amended and Restated 2017 Long Term Incentive Plan, as amended (the “Plan”) for which (i) a registration statement (No. 333-222010) on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 12, 2017; and (ii) a registration statement (No. 333-256514) on Form S-8 was filed by the Registrant with the Commission on May 27, 2021 (together, the “Previous Forms S-8”). The Shares are issuable to eligible participants under the Plan and are securities of the same classes and relate to the same employee benefit plan as those securities registered on the Previous Forms S-8. Pursuant to General Instruction E to Form S-8, the contents of the Previous Forms S-8, including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Previous Forms S-8 are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

    The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.	Exhibit
4.1	Amendment to the Amended and Restated 2017 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, as filed with the Commission on April 9, 2025)

5.1*	Opinion of Hodgson Russ LLP

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Hodgson Russ LLP (included in Exhibit 5.1)

24*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on May 27, 2025.

ASTRONICS CORPORATION

By:	/s/ Peter J. Gundermann Peter J. Gundermann
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Gundermann and Nancy L. Hedges, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Gundermann Peter J. Gundermann	President and Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2025
/s/ Nancy L. Hedges Nancy L. Hedges	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 27, 2025
/s/ Robert T. Brady Robert T. Brady	Director	May 27, 2025
/s/ Jeffry D. Frisby Jeffry D. Frisby	Director	May 27, 2025
/s/ Warren C. Johnson Warren C. Johnson	Director	May 27, 2025
/s/ Robert S. Keane Robert S. Keane	Director	May 27, 2025
/s/ Neil Kim Neil Kim	Director	May 27, 2025
/s/ Mark Moran Mark Moran	Director	May 27, 2025
/s/ Linda O’Brien Linda O’Brien	Director	May 27, 2025
/s/ Fay West Fay West	Director	May 27, 2025